Exhibit 35.2

FIRST REPUBLIC BANK

It's a privilege to serve you®

Feb 28, 2020

Servicer Compliance Statement

For SEMT 2013-1 (see Schedule A)

The undersigned, a duly authorized officer of First Republic Bank (the “Servicer”), does hereby certify that:

(i)

a review of the Servicer’s activities during the reporting period from January 1, 2019 through December 31, 2019 and of its performance under the Agreement (as defined on Schedule A attached hereto) from the above referenced trust during such period has been made under such officer’s supervision, and

(ii)	to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such reporting period.

First Republic Bank

By:  /s/ Ron Tremblay

Name:  Ron Tremblay

Title:  Vice President of Residential Lending

Date:  Feb. 28, 2020

San Francisco • Palo Alto • Los Angeles • Santa Barbara • Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

III PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413 FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER

FIRST REPUBLIC BANK

It's a privilege to serve you®

<for SEMT 2013-1>

SCHEDULE A

1.

Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between Redwood Residential Acquisition Corporation and First Republic Bank, as modified by the Reconstitution Agreement dated January 15, 2013 (the “Agreement”).

2.

Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between Redwood Residential Acquisition Corporation and First Republic Bank, as modified by the Reconstitution Agreement dated September 18, 2012, among Barclays Bank, Redwood Residential Acquisition Corporation and First Republic Bank, and modified by the Reconstitution Agreement dated January 15, 2013 (the “Agreement”).

Each of the foregoing an “Agreement” for purposes of this Servicer Compliance Statement.

San Francisco • Palo Alto • Los Angeles • Santa Barbara • Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

III PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413 FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER